Exhibit 99.1
HANSEN MEDICAL ANNOUNCES AGREEMENT TO ACQUIRE AORTX
Combined Companies to Develop Robotic Catheter Solutions for Heart Valve Therapy
Mountain View, Calif., November 1, 2007 — Hansen Medical, Inc. (NASDAQ: HNSN) announced today that it has signed a definitive agreement to acquire AorTx, Inc., of Redwood City, Calif. AorTx is an early stage developer of “percutaneous” or catheter-based valve technology. This acquisition will allow Hansen Medical to leverage its Sensei(TM) Robotic Catheter system, which is currently marketed for electrophysiology procedures, into the rapidly developing market for percutaneous heart valve therapy.
“It has been a core element of our business strategy to address not only the electrophysiology market, but expand the platform architecture of our Sensei system into applications such as structural heart disease including percutaneous valve replacement,” said Frederic Moll, M.D., founder and chief executive officer of Hansen Medical. “This pending acquisition represents another step in a planned accumulation of intellectual property and novel technology to position Hansen Medical for entry into the emerging market for the treatment of structural heart disease.
“We believe that our robotic technology and the AorTx design can play a vital role in the delivery of percutaneous valves by providing physicians improved precision and stabilization, as well as allow them to utilize a route of delivery that may dramatically reduce the risk of stroke, while not requiring a surgical incision,” continued Dr. Moll.
Percutaneous valve replacement represents an emerging alternative therapy for high-risk and inoperable patients with severe valve disease, and may offer advantages over open heart surgery. For example, non-surgical heart valve replacement may minimize complications associated with general anesthesia, opening the chest wall and the use of heart-lung bypass machines.
Percutaneous aortic valve replacement using a catheter-based approach may enable surgeons to perform procedures under local anesthesia in a cardiac catheterization lab. This may be a preferred alternative for high-risk valve disease patients who otherwise have no choice but open heart surgery, and more importantly, for those patients with life-threatening valve disease who cannot undergo surgery.
The AorTx heart valve embodies a unique design that consists of a low-profile folded metallic frame, which incorporates a valve made from biologic tissue. The frame, which is positioned in the location of the native valve, unfolds in a precise and controlled fashion, and is deployed into the proper anatomic location in the aortic root. An important element of the design is its ability to be fully retrieved, and if necessary, repositioned before final detachment from the catheter delivery system.
“The combination of technologies from AorTx and Hansen Medical have the potential for the development of not only a novel device solution, but also a procedural solution to convert aortic valve replacement for a broad range of high-risk patients to a minimally invasive, percutaneous approach,” said Dave Forster, chief executive officer of AorTx. “We believe using robotic guidance to deliver the valve will provide a level of precision in its placement that is not possible with manual technique, and will have a positive and significant impact on the entire procedure.”
Earlier this month at the prestigious Medical Innovations Summit held at the Cleveland Clinic, percutaneous heart valve replacement via a catheter-based approach was named the second most important medical innovation for 2008. The number one medical innovation for 2008 was Hansen Medical’s Sensei Robotic Catheter system because of its potential to impact the greatest number of patients.
Aortic stenosis is the most common valvular disorder in the elderly, and it is estimated that 20 percent of octogenarians suffer from this disease. Additionally, there are approximately 800,000 patients with all grades of aortic stenosis and 125,000 with severe aortic stenosis. The aging of the population is expected to increase the aortic valve disease patient pool by five-fold over the next two decades. Percutaneous aortic valve replacement therapy would offer a solid alternative for high risk patients.
Hansen Medical expects this acquisition to close before the end of this year subject to customary closing conditions. The financial terms of the acquisition include a closing payment of $5 million in Hansen Medical common stock and $5 million in cash. There are also possible milestone payments that total up to $15 million in Hansen Medical common stock and $15 million in cash upon the achievement of regulatory clearances, revenue and partnering milestones. The company believes that this new development program will result in $3 to $5 million of expenditures in 2008 over and above possible milestone payments
Hansen Medical Conference Call
As previously announced, management of Hansen Medical will hold a conference call to discuss its 2007 third quarter results and provide a business update today, November 1, 2007 at 2:00 p.m. Pacific (5:00 p.m. Eastern). Hansen Medical management will also discuss the acquisition on this conference call. Investors are invited to listen to the call live via the Internet using the link available within the “Investor Relations” section of Hansen Medical’s website at www.hansenmedical.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available approximately one hour after the completion of the live call. Additionally, participants can dial into the live conference call by calling 800-240-8621 or 303-262-2006. An audio replay will be available approximately one hour after the completion of the conference call through November 8, 2007, by calling 800-405-2236 or 303-590-3000, and entering passcode 11100020.
About Hansen Medical, Inc.
Hansen Medical, based in Mountain View, Calif., was founded in 2002 to develop products and technology using robotics for the accurate positioning, manipulation and stable control of catheters and catheter-based technologies. Additional information can be found at www.hansenmedical.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding, among other things, statements relating to goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements about our expectations for completing our acquisition of AorTx, Inc., plans for developing new products based on combinations of technology, and expectations regarding the market for aortic valve replacement therapy. These statements are based on the current estimates and assumptions of our management as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the risks and uncertainties inherent in our business, including our ability to successfully complete the acquisition; difficulties in assimilating acquired assets and personnel; potential safety and regulatory issues; the scope of potential use of current and future products; our ability to successfully scale our manufacturing capabilities; our reliance on third-party manufacturers and suppliers; the scope and validity of intellectual property rights applicable to our products; competition from other companies; our ability to obtain additional financing to support our operations; and our ability to successfully market and support our product. These and other risks are described in greater detail under the heading “Risk Factors” contained in Item 1A of our Quarterly Report on Form 10Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission (SEC) on August 14, 2007 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.
Hansen Medical has pending trademark applications for “Hansen Medical,” “Sensei,” “Artisan,” “Hansen Artisan,” as well as the Hansen Medical “heart design” logo.
Media Contact:
Amy Cook
925.552.7893
amy_cook@hansenmedical.com
Investor Contact:
Steven Van Dick
650.404.5800
steve_vandick@hansenmedical.com